Exhibit 99.2

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Agenda Operating Results - Robert Gibney, VP, Investor Relations & External Affairs Financial Highlights - Mary Mikkelson, Sr. VP & Chief Financial Officer Perspective, Acceleration of Strategic Plan and Business Outlook - Tom Adams, Chairman & CEO Q & A

Forward-Looking Statement Tronox makes certain forward-looking statements in this presentation that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management at the time of such statements. Forward-looking statements include information concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed by or otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar expressions. Any statements regarding possible commerciality, development plans, capacity expansions, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results or performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. These factors include adverse changes in general economic conditions or in the markets we serve, changes in our business strategies, availability and pricing of raw materials, demand for consumer products for which our businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets (including changes in currency exchange rates), political or economic conditions in areas where we operate, trade and regulatory matters, the ability to generate cash flows or obtain financing to fund growth and the cost of such financing, and other factors and risks discussed herein, and in our forms 10-K and 10-Q, which are available on Tronox's website at www.tronox.com. Potential investors are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation contains operating profit and Adjusted EBITDA, which are Non-GAAP measures that are presented because they are used by management to monitor our business. In addition, Adjusted EBITDA is a material component of the covenants that are imposed on us by the senior secured credit facility. A detailed reconciliation to the comparable GAAP financial measures can be found in the Investor Relations section of the company's website at www.tronox.com and on pages 20 and 21 of this presentation. Use of Non-GAAP Measures

Tronox Second-Quarter Operating Results ($MM) Net Sales Operating Profit Adj. EBITDA Adj. EBITDA Margin Diluted EPS from Cont. Ops. *(pro forma) $355.9 29.2 61.5 17.3% $0.21* 2006 2005 Second Quarter Ended June 30, $372.9 5.5 40.3 10.8% $(0.14)

2006 Second-Quarter Summary Increased Cost of Goods Sold Energy (natural gas) Process chemicals (chlorine, coke & caustic) Maintenance Production Problems at Savannah Increased maintenance costs Lower production volumes Net Earnings in Unconsolidated Affiliates = $4.7MM Primarily land sale in Henderson, NV

Second-Quarter Results $7.7MM Environmental Charge to Discontinued Operations Net of tax Gross addition to reserves Majority of increase subject to future reimbursement from DOE for 55% Subject to future reimbursement from Kerr-McGee for $0.50 on every dollar, after DOE reimbursement

Segment Results Pigment Sales 5.3% Increase Over 2005 Q2 Good volume growth in Asia Pacific and Europe Pigment Prices Essentially Flat Q1 to Q2 Pigment Production: 144,500 tonnes Down 4% versus Q1 Savannah production disruption Electrolytic and Other Business

Financial Highlights Cash Flows used in Operating Activities Q2 2006: $1.0MM Capital Expenditures Q2 2006 = $22MM Projected FY 2006 capital expenditures = $90MM $81MM cash $ 9MM non-cash Term loan payment = $500,000 Term loan balance = $199MM

Outlook Perspective on Quarter Strategic Plan and Project Cornerstone 2006 Outlook

Q1 to Q2 Bridge

Process Chemicals & Energy Energy Natural gas hedging Q1 = $11.46/mmbtu* Q2 = $7.41* Q3 = $7.50** Q4 = $8.79** Chlorine & Caustic Prices peaked in Q1 2006 Prices are expected to decline throughout 2006 Source: CMAI average market data Source: CMAI average market data Source: CMAI average market data *Average price realized ** Average price expectation with hedges

Q2 to Q3 Bridge

Chandala Synthetic Rutile Operation Chandala Synthetic Rutile Operation Rotary Kiln

Project Cornerstone Cornerstone Targets Cash Cost: $60MM Working Capital: $100MM Maintenance Capital Spend: $20MM Land Sales: $100MM Initiative Teams Operations/Supply-Chain Excellence SG&A Productivity Quality Improvement Electrolytic Growth Environmental Spend Accelerated Land Sales Capital Spend Inventory Reduction Receivables Collection Top Quartile Performance Profitability Cash Flow ROIC

Project Cornerstone Implementation Cash Cost : $60MM Operating Cost Improvement Program Cornerstone Target

Project Cornerstone Implementation Working Capital: $100MM Maintenance Capital Spend: $20MM Land Sales: $100MM* Cornerstone Targets Cash Improvement Program In addition to previously announced land sale in Henderson Nevada *

Outlook Fundamentals Remain Strong Operating rates >90% Inventories at or below seasonal norms Global demand >4% Price Increases North America Europe Asia/Pacific Japan US$0.04/pound €130/tonne US$100/tonne Yen 30/kilogram July July Aug. April 1, 15, 15, 1, 2006 2006 2006 2006

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